UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RIVERBANK RESOURCES LTD.
(Name of small business issuer in its charter)

NEVADA	1000	20-2551275
State or jurisdiction of	Primary Standard Industrial	I.R.S. Employer Identification
incorporation or organization	Classification Code Number	No.

Riverbank Resources Ltd.
595 Howe Street, Suite 902, Box 12
Vancouver, B.C. V6C 2T5
Telephone: (604)-484-3704
Facsimile: (604)-484-3791
(Address and telephone number of principal executive offices)

Empire Stock Transfer Inc.
7251 West Lake Mead Blvd Suite 300
Las Vegas, NV 89128
Telephone: 702-562-4091
Facsimile: 702-562-4081
(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: as soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box . ☐

CALCULATION OF REGISTRATION FEE
TITLE OF EACH	AMOUNT TO	PROPOSED	PROPOSED	AMOUNT OF
CLASS OF	BE	MAXIUM	MAXIMUM	REGISTRATION
SECURITIES TO	REGISTERED	OFFERING	AGGREGATE	FEE (2)
BE		PRICE PER	OFFERING
REGISTERED		SHARE (1)	PRICE (2)

Common Stock	3,424,000	$0.05	$171,200	$20.15

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(a). Our common stock is not traded and any national exchange and in accordance with Rule 457, the offering price was determined by the price our common stock was sold to our shareholders in a private placement memorandum. The price of $0.05 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

SUBJECT TO COMPLETION, Dated July , 2005

PROSPECTUS
RIVERBANK RESOURCES LTD.
3,424,000 SHARES
COMMON STOCK
----------------

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.

----------------

The purchase of the securities offered through this prospectus involves a high degree of risk.
SEE SECTION ENTITLED “RISK FACTORS” ON PAGES 6-10

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

----------------

The Date Of This Prospectus Is: July, 2005

Table Of Contents

		Page
Summary		5
Risk Factors		6
-	If we do not obtain additional financing, our business will fail	6
-	Because we have only recently commenced business operations, we face a high risk of business failure	6
-	Because of the speculative nature of exploration of mining properties, there is substantial risk that our business will fail	7
-	We need to continue as a going concern if our business is to succeed. Our independent auditor has raised doubt about our ability to continue as a going concern	7
-	Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business	7
-	Even if we discover commercial reserves of precious metals on the Big Mike Property, we may not be able to successfully obtain commercial production	7
-	If we become subject to burdensome government regulation or other legal uncertainties, our business will be negatively affected	7
-	Because our directors owns 53.88% of our outstanding stock, they could control and make corporate decisions that may be disadvantageous to other minority stockholders	8
-	Because our president has other business interests, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail	8
-	If a market for our common stock does not develop, shareholders may be unable to sell their shares	8
-	A purchaser is purchasing penny stock which limits the ability to sell stock	8
Use of Proceeds		9
Determination of Offering Price		9
Dilution		9
Selling Securityholders		9
Plan of Distribution		12
Legal Proceedings		13
Directors, Executive Officers, Promoters and Control Persons		13
Security Ownership of Certain Beneficial Owners and Management		15
Description of Securities		15
Interest of Named Experts and Counsel		16
Disclosure of Commission Position of Indemnification for Securities Act Liabilities		16
Organization Within Last Five Years		17
Description of Business		17
Plan of Operations		22
Description of Property		22
Certain Relationships and Related Transactions		22
Market for Common Equity and Related Stockholder Matters		23
Executive Compensation		24
Financial Statements		25
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure		26

Summary

Prospective investors are urged to read this prospectus in its entirety.

We are in the business of mineral property exploration. To date, we have only conducted initial exploration on our sole exploration property, known as the Big Mike property, which is located approximately six miles south of the town of Stewart, British Columbia and Hyder, Alaska, in the Skeena Mining Division in northern British Columbia, Canada. We acquired a 100% interest in the Big Mike property from Gudmund Lovang of North Vancouver, British Columbia.

Our objective is to conduct mineral exploration activities on the Big Mike property in order to assess whether it possesses economic reserves of gold and silver. We have not yet identified any economic mineralization on the Big Mike property. Our proposed exploration program is designed to search for an economic mineral deposit.

We were incorporated on February 9, 2005, under the laws of the state of Nevada. Our principal offices are located at 595 Howe Street, Suite 902, Vancouver, British Columbia Canada V6C 2T5. Our telephone number is (604) 484-3704.

The Offering:

Securities Being Offered	Up to 3,424,000 shares of common stock.

Offering Price
The selling shareholders will sell our shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.

Terms of the Offering	The selling shareholders will determine when and how they will sell the common stock offered in this prospectus.

Securities Issued and to be Issued	7,424,000 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Summary Financial Information

Balance Sheet

April 30, 2005

Cash	$48,744
Total Assets	$51,744
Liabilities	$2,414
Total Stockholders’ Equity	$49,330

Statement of Operations

From Incorporation on
February 9, 2005 to April 30, 2005

Revenue	$0
Net Loss and Deficit	($7,290)

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

Our current operating funds are less than necessary to complete all intended exploration of the Big Mike property, and therefore we will need to obtain additional financing in order to complete our business plan. We recently commenced operations and we have no income. As well, we will not receive any funds from this registration.

Our business plan calls for significant expenses in connection with the exploration of the Big Mike property. While we have sufficient funds to conduct the recommended phase one exploration program on the claim, which is estimated to cost $25,300, we will need additional funds to complete the phase two program, which is estimated to cost $70,950. Even after completing these two phases of exploration, we will not know if we have a commercially viable mineral deposit.

We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. We do not currently have any arrangements for financing and may not be able to find such financing if required.

BECAUSE WE HAVE ONLY RECENTLY COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We have only recently commenced exploration on the Big Mike property. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We were incorporated on February 9, 2005 and to date have been involved primarily in organizational activities and the acquisition of the Big Mike property. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from development of the Big Mike Property and the production of minerals from the claim, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINING PROPERTIES, THERE IS A SUBSTANTIAL RISK THAT OUR BUSINESS WILL FAIL.

The search for valuable minerals as a business is extremely risky. The likelihood of our mineral claim containing economic mineralization or reserves of gold and silver is extremely remote. Exploration for minerals is a speculative venture necessarily involving substantial risk. In all probability, the Big Mike property does not contain any reserves and funds that we spend on exploration will be lost. As well, problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

WE NEED TO CONTINUE AS A GOING CONCERN IF OUR BUSINESS IS TO SUCCEED. OUR INDEPENDENT AUDITOR HAS RAISED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

The report of our independent accountant to our audited financial statements for the period ended April 30, 2005 indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern. Such factors identified in the report are that we have no source of revenue and our dependence upon obtaining adequate financing. If we are not able to continue as a going concern, it is likely investors will lose all of their investment.

BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.

EVEN IF WE DISCOVER COMMERCIAL RESERVES OF PRECIOUS METALS ON THE BIG MIKE PROPERTY, WE MAY NOT BE ABLE TO SUCCESSFULLY COMMENCE COMMERCIAL PRODUCTION.

The Big Mike property does not contain any known bodies of mineralization. If our exploration programs are successful in establishing gold and silver of commercial tonnage and grade, we will require additional funds in order to place the Big Mike property into commercial production. We may not be able to obtain such financing.

BECAUSE OUR DIRECTORS OWN 53.88% OF OUR OUTSTANDING COMMON STOCK, THEY COULD MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO OTHER MINORITY SHAREHOLDERS.

Our directors own approximately 53.88% of the outstanding shares of our common stock. Accordingly, they will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets. They will also have the power to prevent or cause a change in control. The interests of our directors may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

BECAUSE BOTH OUR PRESIDENT AND CHIEF FINANCIAL OFFICE HAVE OTHER BUSINESS INTERESTS, THEY MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our president, Earl Hope, intends to devote approximately 15% of his business time providing his services to us and our Chief Financial Officer, Trevor Herbert, intends to devote approximately 10% of his business time providing his services to us.While both Mr. Hope and Mr. Herbert presently possess adequate time to attend to our interests, it is possible that the demands on Mr. Hope and Mr. Herbert from their other obligations could increase with the result that they would no longer be able to devote sufficient time to the management of our business.

BECAUSE MANAGEMENT HAS NO EXPERIENCE IN MINERAL EXPLORATION, OUR BUSINESS HAS A HIGH RISK OF FAILURE.

Our offices and a majority of our directors do not have any technical training in the field of geology and specifically in the areas of exploring for, starting and operating a mine. As a result, we may not be able to recognize and take advantage of potential acquisition and exploration opportunities in the sector. As well, with no direct training or experience, our management may not be fully aware of the specific requirements related to working in this industry. Their decisions and choices may not be well thought out and our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and no certainty that a market will develop. We currently plan find a market maker to apply for listing of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement, of which this prospectus forms a part. Our shares may never be approved to trade on the bulletin board. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS HIS OR HER ABILITY TO SELL THE STOCK.

The shares offered by this prospectus constitute penny stock under the Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, thus limiting investment liquidity. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

Please refer to the “Plan of Distribution” section for a more detailed discussion of penny stock and related broker-dealer restrictions.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the “Risk Factors” section and elsewhere in this prospectus.

Use Of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination Of Offering Price

The selling shareholders will sell our shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price, based upon the price of the last sale of our common stock to investors.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

Selling Securityholders

The selling shareholders named in this prospectus are offering all of the 3,424,000 shares of common stock offered through this prospectus. These shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933. The shares include the following:

1.
2,420,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on April 16, 2005;

2.
1,004,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on April 30, 2005;

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.	the number of shares owned by each prior to this offering;

2.	the total number of shares that are to be offered for each;

3.	the total number of shares that will be owned by each upon completion of the offering; and

4.	the percentage owned by each upon completion of the offering.

Name of Selling Stockholder	Shares Owned Prior to this Offering	Total Number of Shares to be Offered for Selling Shareholders Account	Total Shares Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering
Maxwell Ward 1179 Marine Dr. West Vancouver, BC V7T 1B3	360,000	360,000	Nil	Nil

Alfred Bleuler
3422 West 20th Ave.	360,000	360,000	Nil	Nil
Vancouver, BC V6S 1E4
Don Charlton
C-2 Judson Site	340,000	340,000	Nil	Nil
Lone Butte, BC V0K 1X0
Shane Goodenough
592 St. Andrew Rd.	340,000	340,000	Nil	Nil
West Vancouver, BC V7S 1V4
Moser F. Herbert
C-11 Blain Site RR 1	340,000	340,000	Nil	Nil
Lone Butte, BC V0K 1X0
Catherine Register
201 Cayer St, Suite 45	340,000	340,000	Nil	Nil
Coquitlam, BC V3K 5A9
Jamie Viner
13480 Crestwood Pl, Ste 140	340,000	340,000	Nil	Nil
Richmond, BC V6V 2K1
Jan Anderson
2929 St. Johns St # 8 Box 3111	30,000	30,000	Nil	Nil
Port Moody, BC V3H 4T4
Gerald Atkinson
RR1 C100 Bell Rd.	24,000	24,000	Nil	Nil
Lone Butte, BC V0K 1X0
Karin Bleuler
3783 Riviere Place	40,000	40,000	Nil	Nil
North Vancouver, BC V7R 4E7
Lidia Catalano
302-4363 Halifax St.	6,000	6,000	Nil	Nil
Burnaby, BC V5C 5Z3
Craig Charlton
Box10036	10,000	10,000	Nil	Nil
108 Mile Ranch, BC V0K 2Z0
Tiffany Collick
14284 Greencrest Dr.	20,000	20,000	Nil	Nil
Surrey, BC V4P 1L9
Alfonso Ergas
West Va Point, PO Box 92061	4,000	4,000	Nil	Nil
West Vancouver, BC V7V 4X4
Emilia Finamore
7171 121st , Suite 111	6,000	6,000	Nil	Nil
Surrey, BC V3W 1G9
Loredana Finamore
4363 Halifax St., Suite 302	10,000	10,000	Nil	Nil
Burnaby, BC V5C 5Z3
Wendy Hershberg
855 Fairmile Rd.	4,000	4,000	Nil	Nil
West Vancouver, BC V7S 1R4
Erin Hindle
175 4th St. East, Suite 313	20,000	20,000	Nil	Nil
North Vancouver, BC V7L 2H8
Inga Husar
RR1 C100 Bell Rd.	10,000	10,000	Nil	Nil
Lone Butte, BC V0K 1X0
Frank Jacobs
1500 Howe St., Suite 2404	10,000	10,000	Nil	Nil
Vancouver, BC V6Z 2N1
Cynthia Janzen
5148 Galway Dr.	10,000	10,000	Nil	Nil
Delta, BC V4M 3R5

Tobyn Kidd
3371 Trumond Ave.	30,000	30,000	Nil	Nil
Richmond, BC V7E 1B4
Ron Knoedler
8167 14th Ave.	20,000	20,000	Nil	Nil
Burnaby, BC V3N 2B7
James Kwan
3098 East 8th Ave	40,000	40,000	Nil	Nil
Vancouver, BC V5M 1X3
Yvette Lafreniere
7040 Granville Ave., Suite 604	100,000	100,000	Nil	Nil
Richmond, BC V6Y 3W5
Mariko Lainas
5860 Dover Cres, Suite 412	6,000	6,000	Nil	Nil
Richmond, BC V7C 5S6
Nicole LePage
8740 Ash St.	10,000	10,000	Nil	Nil
Richmond, BC V6Y 2S3
Susan Lewandoski
2028 West 11th Ave, Suite 107	30,000	30,000	Nil	Nil
Vancouver, BC V6J 2C9
David MacKenzie
2106 Anita Dr.	30,000	30,000	Nil	Nil
Port Coquitlam, BC V3C 1H3
Susan MacKenzie
990 Broughton St, Suite 205	80,000	80,000	Nil	Nil
Vancouver, BC V6G 2A5
Scott McArthur
9680 River Rd.	80,000	80,000	Nil	Nil
Delta, BC V3H 1B5
Frank Mueller
8740 Ash St.	100,000	100,000	Nil	Nil
Richmond, BC V6Y 2S3
George Ninkovich
1680 Bayshorte Dr, Suite 1801	20,000	20,000	Nil	Nil
Vancouver, BC V6G 3H6
Saundra Salvone
1599 Coast Meridian Rd.	4,000	4,000	Nil	Nil
Port Coquitlam, BC V3C 6R7
Eleonor Sampert
4706 53A St.	6,000	6,000	Nil	Nil
Delta, BC V4K 3V4
Dimitrios Savvis
3409 Pender St. E	60,000	60,000	Nil	Nil
Vancouver, BC V5K 2C9
Nick Stathis
4032 Mars Place	20,000	20,000	Nil	Nil
Port Coquitlam, BC V3B 6B9
Laura Stefansson
12367 189A St.	20,000	20,000	Nil	Nil
Pitt Meadows, BC V3Y 2H3
Garry Swanson
1599 Coast Meridian Rd	4,000	4,000	Nil	Nil
Port Coquitlam, BC V3C 6R7
Glenda Tait
RR1 C35 Burgess Rd.	30,000	30,000	Nil	Nil
Lone Butte, BC V0K 1X0
Peter Termansen
131 West 3rd St.	20,000	20,000	Nil	Nil
North Vancouver, BC V7M 1E7

Theresa Anne Walker
9680 River Rd.	40,000	40,000	Nil	Nil
Delta, BC V4G 1B5
Monica Weber
Box 10036	10,000	10,000	Nil	Nil
108 Mile Ranch, BC V0K 2Z0
Peter Wilson
527 Craigmohr Dr.	40,000	40,000	Nil	Nil
West Vancouver, BC V7S 1W8

Each of the above shareholders beneficially owns and has sole voting and investment over all shares or rights to the shares registered in his or her name. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 7,424,000 shares of common stock outstanding on the date of this prospectus.

None of the selling shareholders:

(1)	has had a material relationship with us other than as a shareholder at any time within the past three years;

(2)	has ever been one of our officers or directors; or

(3)	is a broker-dealer or affiliate of a broker dealer.

Plan Of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions.

The selling shareholders will sell our shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors. The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

We are bearing all costs relating to the registration of the common stock which are estimated to be $12,500. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	Not engage in any stabilization activities in connection with our common stock;

2.	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

•	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
•	contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;
•	contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
•	contains a toll-free telephone number for inquiries on disciplinary actions;
•	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
•	contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to proceeding with any transaction in a penny stock, the customer:

•	with bid and offer quotations for the penny stock;
•	details of the compensation of the broker-dealer and its salesperson in the transaction;
•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
•	monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Legal Proceedings

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 7251 West Lake Mead Blvd., Suite 300, Las Vegas, NV 89128.

Directors, Executive Officers, Promoters And Control Persons

Our executive officers and directors and their age as of the date of this prospectus is as follows:

Directors:

Name of Director	Age
Earl Hope	66
Trevor Herbert	41
L. J. (Lu) Manning	78

Executive Officers:

Name of Officer	Age	Office
Earl Hope	66	President and Chief Executive Officer
Trevor Herbert	41	Chief Financial Officer, Treasurer and Secretary

Biographical Information

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

Mr. Earl Hope has acted as our President, Chief Executive Officer and as a member of our Board of Directors since our incorporation on February 9, 2005. Mr. Hope has provided consulting services to St. Elias Mines Ltd. in the areas of finance, as well as investor and shareholder relations since June 2000. Mr. Hope has experience with private and public traded companies. He spent 29 years as an Account Executive with several national and international securities firms such as Midland Walwyn Inc., West Coast Securities Ltd. and Canaccord Capital Inc. His duties and responsibilities in these capacities included: customer service, initial public offerings and market underwritings. Mr. Hope has completed the Canadian Securities Course, the Series 62 US Corporate Securities Limited Representative License and Series 63 Uniform Securities and Agent State Law Exam. From January 2002 to February 2004, Mr. Hope acted as a Director and Officer of Link Media Publishing Ltd. and acted as director of Infinex Ventures Inc. from November 2000 to June 2004. Both are US reporting Companies traded on the OTC Bulletin Board. Since February, 2005, he has been acting as Director and Officer of Greenwind Power Corp., a US non-reporting company involved in the development and marketing of wind generated electrical energy.

Mr. Hope does not have any professional training or technical credentials in the exploration, development and operation of mines.

Mr. Hope intends to devote approximately 15% of his business time to our affairs.

Mr. Trevor Herbert has acted as our Chief Financial Officer, secretary, Treasurer and as a member of our Board of Directors since our incorporation on February 9, 2005. Mr. Herbert has been involved in the business of restaurant and bar management for over eighteen years. Mr. Herbert currently manages The Gramercy Grill located in Vancouver. Other establishments he has managed includes The Sunset Grill Restaurant from May 1999 to March 2001, Malones Sports Grill from July 1996 to September 1999 and Monk McQueens restaurant December 1994 to June 1996, all of which are based in Vancouver.

Mr. Herbert does not have any professional training or technical credentials in the exploration, development and operation of mines.

Mr. Herbert intends to devote approximately 10% of his business time to our affairs.

Mr. Luard (LU) J. Manning has acted as a director since our incorporation on February 9, 2005. Mr. Manning is a member of the Canadian Institute of Mining and Metallurgy and of Life Member the British Columbia Professional Engineers. Mr. Manning has over 50 years mining experience, the last 37 of which has been as a mining consultant. He has experience in operating underground mines, as well as small open pit mines. In addition, he has supervised and critiqued engineering designs for both surface and underground deposits with emphasis on the effects of design on operating economics. He has work experience in Canada, Latin America, and the United States of America, and has examined properties in England and Australia. He is presently a director of Cusac Gold Mines Ltd., a Canadian reporting Company traded on the Toronto Stock Exchange and director and officer of Tyhee Development Corp., FM Resources Corp., Kimber Resources Inc., Nustar Resources Inc., LEH Ventures Ltd., Highbank Resources Ltd., Verona

Development Corp., all Canadian junior mineral exploration reporting Companies traded on the Vancouver Stock Exchange.

Mr. Manning intends to devote approximately 15% of his business time to our affairs.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officers and directors described above.

Security Ownership Of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

		Amount of
Title of Class	Name and address	beneficial	Percent of
	of beneficial owner	ownership	class
Common stock	Earl Hope	2,300,000	30.98%
Common Stock	Trevor Herbert	1,700,000	22.90%
Common Stock	L. J. (Lu) Manning	Nil	Nil
Common stock	All officers and directors as a group that consists
	of three people	4,000,000	53.88%

The percent of class is based on 7,424,000 shares of common stock issued and outstanding as of the date of this prospectus.

Description Of Securities

General

Our authorized capital stock consists of 69,000,000 shares of common stock at a par value of $0.001 per share and 1,000,000 shares of preferred stock at a par value of $0.001 per share.

Common Stock

As of July 15, 2005, there are 7,424,000 shares of our common stock issued and outstanding that are held by 46 stockholders of record. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We have authorized 1,000,000 shares of preferred stock at a par value of $0.001 per share. As of July 15, 2005 we have no shares of preferred stock outstanding.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Anslow & Jaclin, LLP, has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by Webb & Company, P.A.,Certified Public Accountants, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Disclosure Of Commission Position Of Indemnification For Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. These provisions provide that we shall indemnify a director or former director against all expenses incurred by him by reason of him acting in that position. The directors may also cause us to indemnify an officer, employee or agent in the same fashion.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

Organization Within Last Five Years

We were incorporated on February 9, 2005 under the laws of the state of Nevada. On that date, Earl Hope, Trevor Herbert and L. J. (Lu) Manning were appointed as our directors. As well, Mr. Hope was appointed as our President and Chief Executive Officer and Mr. Herbert was appointed as our Secretary, Chief Financial Officer and Treasurer.

Description Of Business

In General

We are an exploration stage company. We are engaged in the acquisition and exploration of mineral properties with a view to exploiting any mineral deposits we discover. We own a 100% interest in one mineral claim known as the Big Mike property. There is no assurance that a commercially viable mineral deposit exists on the Big Mike property.

Mineral property exploration is typically conducted in phases. Each subsequent phase of exploration work is recommended by a geologist based on the results from the most recent phase of exploration. We have only recently commenced the initial recommended phase of exploration on the Big Mike property. Once we have completed each phase of exploration, we will make a decision as to whether or not we proceed with each successive phase based upon the analysis of the results of that program. Our directors will make these decisions based upon the recommendations of the independent geologist who oversees the program and records the results.

Our plan of operation is to conduct exploration work on the Big Mike property in order to ascertain whether it possesses economic quantities of gold and silver. There can be no assurance that an economic mineral deposit exists on the Big Mike property until appropriate exploration work is completed.

Even if we complete our proposed exploration programs on the Big Mike property and we are successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit.

Big Mike Property Purchase Agreement

On April 26, 2005, we entered into a mineral purchase and sale agreement with Gudmund Lovang of North Vancouver, British Columbia, whereby he sold to us a 100% undivided right title and interest in one mineral claim located in the Skeena Mining Division of British Columbia, Canada. We acquired this interest in the Big Mike property by paying $3,000 to Mr. Lovang.

Description, Location and Access

The Big Mike property is located on the eastern shore of the Portland Canal, about six miles south of the towns of Stewart, British Columbia and Hyder, Alaska, in the Skeena Mining Division in northern British Columbia, Canada. It lies off a paved highway, approximately eight miles northeast of Hyder, Alaska, which is 40 miles to the west of Meziadin Junction, via the Village of Kitwanga, some 94 miles to the south. The Portland Canal lies in the boundary between British Columbia, Canada and the Alaskan Panhandle, near the Pacific Ocean. The property lies approximately

3,000 feet above sea level from the rocky eastern shore of the Portland Canal, in a heavily forested area.

Climate and Topography

The property lies in an area of coastal forest rising steeply from the rocky eastern shore of the Portland Canal from sea level to 3,000 feet above sea level.

The wet coastal climate is predominant with heavy rainfall during spring and fall and heavy snowfall during the winter months. Depths of tens of feet of snow can accumulate over the winter.

Dense vegetation consisting of cedar, fir, spruce and hemlock covers the property and alder, shrubs and mosses can make footing difficult.

The property totals 61 acres and is covered with dense vegetation consisting of a mix of cedar, fir, spruce and hemlock trees as well as alder, shrubs and mosses. The area’s wet coastal climate is predominant with heavy rainfall during spring and fall and heavy snowfall during the winter months. Depths of tens of feet of snow can accumulate over the winter.

Mineralization

The property is underlain by the following rock types:

Diorite: dark, granite-textured, crystalline rocks rich in sodium and calcium aluminum, as well as small quantities of quartz

Granodioritic rocks: rocks containing a combination of acid and alkaline

Andesites: volcanic rocks characteristically medium dark in color and containing 54 to 62 percent silica and moderate amounts of iron and magnesium

Siltstone: a fine-grained standstone

Slate: a metamorphic rock that splits into thin, smooth-surfaced layers. Metaphoric rocks are rocks that haveundergone a transformation from its original state due to pressure and/or heat.

The area of the Big Mike property is mapped as being underlain by Jurassic Age volcanic rocks and sedimentary rocks, intruded by plutonic complex granitic rocks, all of which are intruded by igneous dikes and quartz veins. Jurassic Age volcanic rocks are rocks that vary from 146 to 200 million years old. Plutonic granitic rocks are created when a mass of molten rock cools below the earth’s surface.

The main adit found on the Big Mike property was developed along a quartz vein along an east-trending fault in metaphoric rocks. An adit is an opening driven horizontally into a side of a hill or mountain in order to access rock within. The south adit is some 850 feet south of the main adit. Both adits are underlain with various metaphoric and volcanic rocks.

Samples taken from the quartz vein along the first adit contained pyrite, galena, chalcopyrite and sphalerite. Pyrite is a common mineral containing mainly iron disulfide that is pale yellow in color. Galena is mineral containing mainly lead sulfide that is blue-gray in color. Chalcopyrite is a yellow copper ore containing copper-iron sulfide. Sphalerite is an ore that is mainly a source of zinc sulfide in crystalline form and contains some iron and calcium. Recent samples collected from blasted rock in the dump area of the main adit contain traces of gold and silver.

Title to the Big Mike property

The Big Mike property consists of one mineral claim comprising 61 acres. A “mineral claim” refers to a specific section of land over which a title holder owns rights to explore the ground and subsurface, and extract minerals. Title to the Big Mike property is registered in the name of Gudmund Lovang. He has provided us with an absolute bill of sale with respect to the property.

Claim details are as follows:

Claim Name	Record	Expiry Date
	Number
Big Mike	380857	December 11, 2006

The claim was created on December 11, 2004 and is in good standing until December 11, 2006. This means that the claim will expire on December 11, 2006 unless we complete at least $100 worth of exploration work on the claim by that date. If this required exploration work is incurred, then the deadline is extended to December 11, 2007. In subsequent years, we must spend at least $200 on the claim to extend the expiry date by one year.

Exploration History

During 1925 and 1926, the Big Mike property was first staked and the main underground adit was excavated to a length of 115 feet along a quartz vein. Another underground adit of 100 feet long was excavated approximately 850 feet south of the main adit along a southeastern fault.

Mr. A.A. Davidson inspected the property in the 1920’s. Two samples taken from the vein along both adits contained some gold.

A program of geological, geophysical and geochemical surveying was carried out over a large area that included the Big Mike property during September and November 1986. Shangri-La Minerals Ltd. conducted the surveys for Alexa Ventures Inc. Results of the survey are not public.

Geological Report

We retained Mr. W. G. Timmins, a professional geologist, to complete an evaluation of the Big Mike property and to prepare a geology report on the claim.

Based on his review, Mr. Timmins concluded that the Big Mike property warrants further exploration due to the geochemistry and inferred geological continuity, as well as the lack of previous exploration.

Mr. Timmins recommends an initial exploration program consisting of two phases. The first phase would consist of staking additional mineral claims adjacent to the property in order to cover potential extensions of mineralization, trenching, stripping and sampling the open cut extension as well as clearing and rehabilitating the main underground adit. Trenching involves removing surface soil using a backhoe or bulldozer. Samples are then taken from the bedrock below and analysed for mineral content.

The second phase would consist of drilling of the vein extension. Drilling involves extracting a long cylinder of rock from the ground to determine amounts of metals at different depths. Pieces of the rock obtained, known as drill core, are analysed for mineral content.

The first phase is estimated to cost $25,300 as described below. We anticipate the first phase of exploration will be complete in the autumn of 2005.

Budget – Phase I
Stake additional mineral claims		$ 2,000
Trenching		$ 6,000
Clear and rehabilitate main adit portal		$10,000
Room and Board (2 men)		$ 3,000
Transportation		$ 2,000

$23,000

	Contingency	$ 2,300

	Total Cost Phase I:	$25,300

The second phase would consist of drilling of the vein extension as a precursor to the possibility of extending the adit. The second phase would cost approximately $70,950 as outlined below. We anticipate commencing the second phase of exploration in the spring of 2006. The program will take two months to complete.

Budget – Phase II

Diamond Drilling @ $25/ft
Estimated: 1,500 feet		$ 37,500
Mobilization and demobilization		$ 8,000
Assays and Analyses		$ 4,000
Supervision, core logging, sampling, etc.		$ 5,000
Room and Board		$ 5,000
Transportation		$ 5,000

$ 64,500

	Contingency	$ 6,450

	Total Cost Phase II:	$ 70,950

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada generally, and in British Columbia specifically.

We will have to sustain the cost of reclamation and environmental mediation for all exploration and development work undertaken. The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the currently planned work programs. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position in the event a potentially economic deposit is discovered.

If we enter into production, the cost of complying with permit and regulatory environment laws will be greater than in the exploration phases because the impact on the project area is greater. Permits and regulations will control all aspects of any production program if the project continues to that stage because of the potential impact on the environment. Examples of regulatory requirements include:

-	Water discharge will have to meet water standards;

-	Dust generation will have to be minimal or otherwise re-mediated;

-	Dumping of material on the surface will have to be re-contoured and re- vegetated;

-	An assessment of all material to be left on the surface will need to be environmentally benign;

-	Ground water will have to be monitored for any potential contaminants;

-	The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re-mediated; and

-	There will have to be an impact report of the work on the local fauna and flora.

Employees

We have no employees as of the date of this prospectus other than our three directors.

Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Reports to Security Holders

Although we are not required to deliver a copy of our annual report to our security holders, we will voluntarily send a copy of our annual report, including audited financial statements, to any registered shareholder who requests it. We will not be a reporting issuer with the Securities and Exchange Commission until our registration statement on Form SB-2 is declared effective.

We have filed a registration statement on Form SB-2, under the Securities Act of 1933, with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20002. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

Plan Of Operations

Our plan of operation for the next twelve months is to complete the recommended phase one and two exploration programs on the Big Mike property consisting of trenching, stripping and geochemical sampling as well as diamond drilling of the second adit. We anticipate that these exploration programs will cost approximately $25,300 and $70,950 respectively.

We plan to commence the phase one exploration program on the Big Mike property in the late summer or fall of 2005. The program should take one to two months to complete. We will then undertake the phase two work program during the spring of 2006. This program will take approximately two months to complete. We do not have any verbal or written agreement regarding the retention of any qualified engineer or geologist for this exploration program.

As well, we anticipate spending an additional $20,000 on administrative fees, including fees payable in connection with the filing of this registration statement and complying with reporting obligations.

Total expenditures over the next 12 months are therefore expected to be $116,250.

While we have enough funds to cover the phase one exploration program and anticipated administrative fees, we will require additional funding in order to proceed with the phase two exploration program and any additional recommended exploration on the Big Mike property. We anticipate that additional funding will be in the form of equity financing from the sale of our common stock or from director loans. We do not have any arrangements in place for any future equity financing or loans.

Results Of Operations For The Period From Inception Through April 30, 2005

We have not earned any revenues from our incorporation on February 9, 2005 to April 30, 2005. We do not anticipate earning revenues until we enter into commercial production on the Big Mike property. At this time there is substantial doubt about whether we will ever generate revenues from our operations. We have not completed the exploration stage of our business and can provide no assurance that we will discover economic mineralization on the Big Mike property, or if such minerals are discovered, that we will enter into commercial production.

We incurred operating expenses in the amount of $7,474 for the period from our inception on February 9, 2005 to April 30, 2005. These operating expenses were comprised of exploration costs and expenses of $4,750, professional fees of $2,413, listing and filing fees of $200 and general and administrative expenses of $111.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

Description Of Property

We own the mineral exploration rights relating to the Big Mike mineral property. We do not own or lease any other property.

Certain Relationships And Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

*	Any of our directors or officers;

*	Any person proposed as a nominee for election as a director;

*	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;

*	Our promoters, Earl Hope and Trevor Herbert;

*	Any member of the immediate family of any of the foregoing persons.

Market For Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As of the date of this registration statement, we have forty-six registered shareholders.

Rule 144 Shares

A total of 6,240,000 shares of our common stock are available for resale to the public after April 26, 2006 in accordance with the volume and trading limitations of Rule 144 of the Act. Of these 6,240,000 shares, a total of 2,240,000 shares are being registered pursuant to this prospectus and therefore will be eligible to be sold when this registration statement is deemed effective. In addition, after April 30, 2006, an additional 1,004,000 shares will become available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Act. All of these 1,004,000 shares are being registered pursuant to this prospectus and therefore will be eligible to be sold when this registration statement is deemed effective. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of our common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed 1% of the number of shares of our common stock then outstanding which, in our case, will equal 72,440 shares as of the date of this prospectus. The following sets forth a table disclosing the dates when of our common shares may be resold in accordance with Rule 144:

# of Shareholders	Amount of Shares	Date Eligible to be resold pursuant to Rule 144

Ten	6,240,000 shares	April 26, 2006
Thirty-four	1,004,000 shares	April 30, 2006

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.	1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 74,240 shares as of the date of this prospectus; or

2.	the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold 4,000,000 shares.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business; or

2.
our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period from our inception on February 9, 2005 to April 30, 2005 and the subsequent period to the date of this prospectus.

Annual Compensation

						Restr	Options/	LTP
					Other	Stock	SARS (#)	payouts
Name	Title	Year	Salary	Bonus	Comp.	Awarded		($)
	President
Earl Hope	CEO &	2005	$0	$0	$0	$0	$0	$0
	Director
	Sec,
Trevor Herbert	Treas.	2005	$0	$0	$0	$0	0	$0
	CFO &
	Director

Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Consulting Agreements

We do not have any employment or consulting agreements with our directors or officers. We do not pay Mr. Hope, Mr. Herbert or Mr. Manning any amount for acting as directors of the Company.

Financial Statements

Index to Financial Statements:

1.	Report of Independent Registered Public Accounting Firm;

2.	Audited financial statements for the period ending April 30, 2005, including:

	a.	Balance Sheets;

	b.	Statements of Operations;

	c.	Statements of Stockholders’ Equity;

	d.	Statements of Cash Flows; and

	e.	Notes to Financial Statements

RIVERBANK RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
FINANCIAL STATEMENTS
AS OF APRIL 30, 2005

RIVERBANK RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)

CONTENTS

PAGE	1	REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PAGE	2	BALANCE SHEET AS OF APRIL 30, 2005

PAGE	3	STATEMENT OF OPERATIONS FOR THE PERIOD FROM FEBRUARY 9, 2005 (INCEPTION) TO APRIL 30, 2005

PAGE	4	STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY FOR THE PERIOD FROM FEBRUARY 9, 2005 (INCEPTION) TO APRIL 30, 2005

PAGE	5	STATEMENT OF CASH FLOWS FOR THE PERIOD FROM FEBRUARY 9, 2005 (INCEPTION) TO APRIL 30, 2005

PAGES	6 - 8	NOTES TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:
Riverbank Resources, Inc.
(A Exploration Stage Company)

We have audited the accompanying balance sheet of Riverbank Resources, Inc. (an exploration stage company) as of April 30, 2005 and the related statements of operations, changes in stockholders’ equity and cash flows for the period from February 9, 2005 (inception) to April 30, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Riverbank Resources, Inc. (a exploration stage company) as of April 30, 2005 and the results of its operations and its cash flows for the period from February 9, 2005 (inception) to April 30, 2005 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company is in the exploration stage with no operations and has a negative cash flow from operations of $4,876 from inception. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans concerning this matter are also described in Note 4. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WEBB & COMPANY, P.A.

Boynton Beach, Florida
June 30, 2005

RIVERBANK RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
BALANCE SHEET
AS OF APRIL 30, 2005

ASSETS

CURRENT ASSETS
Cash	$48,744
Total Current Assets	48,744

MINERAL RIGHTS, NET	3,000

TOTAL ASSETS	$51,744

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$2,414

TOTAL LIABILITIES	2,414

STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 par value, 1,000,000 shares authorized, none issued and outstanding
Common stock, $0.001 par value, 69,000,000 shares authorized,
7,424,000 shares issued and outstanding	7,424
Additional paid in capital	49,196
Accumulated deficit during exploration stage	(7,290)
Total Stockholders’ Equity	49,330

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$51,744

See accompanying notes to financial statements.
2

RIVERBANK RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM FEBRUARY 9, 2005 (INCEPTION) TO APRIL 30, 2005

OPERATING EXPENSES
Professional fees	$2,413
Exploration costs and expenses	4,750
General and administrative	111
Listing and filing	200
Total Operating Expenses	7,474

LOSS FROM OPERATIONS	(7,474)

OTHER EXPENSE
Foreign currency transaction gain	184

Provision for Income Taxes	-

NET LOSS	$(7,290)

Net loss per share - basic and diluted	$(0.0001)

Weighted average number of shares outstanding during the period -
basic and diluted	1,351,550

See accompanying notes to financial statements.
3

RIVERBANK RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENT OF STOCKHOLDERS’ EQUITY
FOR THE PERIOD FROM FEBRUARY 9, 2005 (INCEPTION) TO APRIL 30, 2005

				Accumulated
				Deficit
			Additional	During
	Common Stock		Paid-In	Exploration
	Shares	Amount	Capital	Stage	Total

Common stock issued to founders for cash
($0.001 per share)	6,420,000	$6,420	$-	$-	$6,420

Common stock issued for cash ($0.05 per share)	1,004,000	1,004	49,196	-	50,200

Net loss for the period from February 9, 2005
(inception) to April 30, 2005	-	-	-	(7,290)	(7,290)

BALANCE, APRIL 30, 2005	7,424,000	$7,424	$49,196	$(7,290)	$49,330

See accompanying notes to financial statements.
4

RIVERBANK RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENTS OF CASH FLOWS
FOR THE PERIOD FROM FEBRUARY 9, 2005 (INCEPTION) TO APRIL 30, 2005

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(7,290)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Accounts payable	2,414
Net Cash Used In Operating Activities	(4,876)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of mineral rights	(3,000)
Net Cash Used In Investing Activities	(3,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock	56,620
Net Cash Provided By Financing Activities	56,620

NET INCREASE IN CASH	48,744

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	-

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$48,744

See accompanying notes to financial statements.
5

RIVERBANK RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF APRIL 30, 2005

NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Organization

Tao Minerals, Inc. (an exploration stage company) (the “Company”) was incorporated under the laws of the State of Nevada on February 9, 2005. The Company is a natural resource exploration company with an objective of acquiring, exploring and if warranted and feasible, developing natural resource properties. Activities during the development stage include developing the business plan and raising capital.

(B) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

(C) Cash and Cash Equivalents

For purposes of the cash flow statements, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

(D) Mineral Interest

Pursuant to SFAS No. 141 and SFAS No. 142, as amended by EITF 04-02, mineral interest associated with other than owned properties are classified as tangible assets. As of April 30, 2005, the Company had capitalized $3,000 related to the mineral rights. The mineral rights will be amortized using the units-of-production method when production at each project commences.

(E) Long-Lived Assets

The Company accounts for long-lived assets under the Statements of Financial Accounting Standards Nos. 142 and 144 “Accounting for Goodwill and Other Intangible Assets” and “Accounting for Impairment or Disposal of Long-Lived Assets” (“SFAS No. 142 and 144”). In accordance with SFAS No. 142 and 144, long-lived assets, goodwill and certain identifiable intangible assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. For purposes of evaluating the recoverability of long-lived assets, goodwill and intangible assets, the recoverability test is performed using undiscounted net cash flows related to the long-lived assets.

6

RIVERBANK RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF APRIL 30, 2005

(F) Income Taxes

The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“Statement 109”). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. As of April 30, 2005, the Company has a net operating loss carryforward of approximately $200 available to offset future taxable income through 2025. The valuation allowance at April 30, 2005 was $2,448. The net change in the valuation allowance for the period ended April 30, 2005 was an increase of $2,448.

(G) Loss Per Share

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by Financial Accounting Standards No. 128, “Earnings Per Share.” As of April 30, 2005, there were no common share equivalents outstanding.

(H) Business Segments

The Company operates in one segment and therefore segment information is not presented.

(I) Recent Accounting Pronouncements

Statement of Financial Accounting Standards (“SFAS”) No. 151, “Inventory Costs – an amendment of ARB No. 43, Chapter 4”” SFAS No. 152, “Accounting for Real Estate Time-Sharing Transactions - an amendment of FASB Statements No. 66 and 67,” SFAS No. 153, “Exchanges of Non-monetary Assets – an amendment of APB Opinion No. 29,” and SFAS No. 123 (revised 2004), “Share-Based Payment,” were recently issued. SFAS No. 151, 152, 153 and 123 (revised 2004) have no current applicability to the Company and have no effect on the financial statements.

NOTE 2

ACQUISITION OF MINERAL RIGHTS

On April 26, 2005, the Company acquired the mining rights to two claims collectively known as the Big Mike Border Gold property located in the Skeeena Mining District of British Columbia, Canada, for a purchase price of $3,000. The Company received rights to all minerals contained in the Big Mike Border Gold property.

7

RIVERBANK RESOURCES INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF APRIL 30, 2005

NOTE 3

STOCKHOLDERS’ EQUITY

During 2005, the Company issued 6,420,000 shares of common stock to its founders for cash of $6,420 ($0.001 per share).

During 2005, the Company issued 1,004,000 shares of common stock for cash of $50,200 ($0.05 per share).

NOTE 4

GOING CONCERN

As reflected in the accompanying financial statements, the Company is in the exploration stage with no operations and has a negative cash flow from operations of $4,876 from inception. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.

8

Changes In And Disagreements With Accountants on Accounting and
Financial Disclosure

We have had no changes in or disagreements with our accountants.

Until ______________ , all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II
Information Not Required In The Prospectus

Indemnification Of Directors And Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (the “NRS”) and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1)	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)	a transaction from which the director derived an improper personal profit; and

(4)	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)	such indemnification is expressly required to be made by law;

(2)	the proceeding was authorized by our Board of Directors;

(3)	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

(4)	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$20.15
Transfer Agent fees	$1,000.00
Accounting and auditing fees and expenses	$5,000.00
Legal fees and expenses	$5,000.00
Edgar filing fees	$1,500.00
Total	$12,520.15

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Recent Sales Of Unregistered Securities

We completed an offering of 6,240,000 shares of our common stock at a price of $0.001 per share on April 26, 2005. Of these shares, we issued 2,300,000 shares of our common stock to our president, Mr. Earl Hope and 1,700,000 shares to our secretary, Mr. Trevor Herbert. The total amount received from this offering was $6,240. These shares were issued pursuant to Regulation S of the Securities Act.

Name of Subscriber	Number of Shares
Maxwell Ward	360,000
Alfred Bleuler	360,000
Don Charlton	340,000
Shane Goodenough	340,000
Moser F. Herbert	340,000
Catherine Register	340,000
Jamie Viner	340,000

We completed an offering of 1,004,000 shares of our common stock at a price of $0.05 per share to a total of thirty-seven purchasers on April 30, 2005. The total amount received from this offering was $50,200. These shares were issued pursuant to Regulation S of the Securities Act. The purchasers in this offering were as follows:

Name of Subscriber	Number of Shares
Jan Anderson	30,000
Gerald Atkinson	24,000
Karin Bleuler	40,000
Lidia Catalano	6,000
Craig Charlton	10,000
Tiffany Collick	20,000
Alfonso Ergas	4,000
Emilia Finamore	6,000

Loredana Finamore	10,000
Wendy Hershberg	4,000
Erin Hindle	20,000
Inga Husar	10,000
Frank Jacobs	10,000
Cynthia Janzen	10,000
Tobyn Kidd	30,000
Ron Knoedler	20,000
James Kwan	40,000
Yvette Lafreniere	100,000
Mariko Lainas	6,000
Nicole LePage	10,000
Susan Lewandoski	30,000
David MacKenzie	30,000
Susan MacKenzie	80,000
Scott McArthur	80,000
Frank Mueller	100,000
George Ninkovich	20,000
Saundra Salvone	4,000
Eleonor Sampert	6,000
Dimitrios Savvis	60,000
Nick Stathis	20,000
Laura Stefansson	20,000
Garry Swanson	4,000
Glenda Tait	30,000
Peter Termansen	20,000
Theresa Anne Walker	40,000
Monica Weber	10,000
Peter Wilson	40,000

Regulation S Compliance

Each offer or sale was made in an offshore transaction;

Neither we, a distributor, any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.

Exhibit	Exhibits
Number	Description

3.1	Articles of Incorporation
3.2	Bylaws
5.1	Legal opinion of Anslow and Jaclin, LLP, with consent to use
10.1	Mineral property purchase agreement dated April 26, 2005
23.1	Consent of Webb & Company, Certified Public Accountants
23.2	Consent of W. G. Timmins, professional geologist
99.1	Geological Report

The undersigned registrant hereby undertakes:

1.	To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

	a.	include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b.
reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration Statement; and

	c.	include any additional or changed material information on the plan of distribution.

2.
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on July13, 2005.

Riverbank Resources Ltd.

By: /s/ Earl Hope
------------------------------
Earl Hope
President, Chief Executive Officer and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

SIGNATURE	CAPACITY IN WHICH SIGNED	DATE

/s/ Earl Hope	President, Chief Executive Officer and	July 15, 2005
Earl Hope	Director

/s/ Trevor Herbert	Chief Financial Officer, Secretary,	July 15, 2005
Trevor Herbert	Treasurer and Director

/s/ L. J. Lu Manning	Director	July 15, 2005
L. J. Lu Manning